UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2023 (April 4, 2023)

VERIS RESIDENTIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

VERIS RESIDENTIAL, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 4, 2023, Veris Residential, Inc., a Maryland corporation (the “General Partner”) and the general partner of Veris Residential, L.P. (the “Operating Partnership,” and collectively with the General Partner, the “Company”), completed the previously announced $420 million sale of the Company’s three Class A office buildings known as Harborside 1, 2 and 3 located in Jersey City, New Jersey for approximately $360 million in net proceeds (the “Harborside Transaction”). Concurrent with the Harborside Transaction, the Company terminated its Revolving Credit and Term Loan Agreement, dated as of May 6, 2021, among the Operating Partnership, as borrower, JPMorgan Chase Bank, N.A., as sole bookrunner and joint lead arranger, administrative agent and a lender; Capital One, National Association, as joint leader arranger, syndication agent and a lender; and Bank of America, N.A., Goldman Sachs Bank USA, The Bank of New York Mellon, Associated Bank, National Association, and People’s United Bank, N.A., as lenders (the “Credit Agreement”). The Company did not have any outstanding borrowings under the Credit Agreement as of April 4, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, in February 2017 and June 2019, the Company, Veris Residential Trust(formerly known as Roseland Residential Trust, the Company’s subsidiary through which the Company conducts its multifamily residential real estate operations; hereinafter “VRT”), Veris Residential Partners, L.P. (formerly known as Roseland Residential, L.P., the operating partnership through which VRT conducts all of its operations; hereinafter “VRPLP”), and certain other affiliates of the Company entered into preferred equity investment agreements with certain affiliates of Rockpoint Group, L.L.C. (Rockpoint Group, L.L.C. and its affiliates, collectively, “Rockpoint”) pursuant to which VRPLP issued and sold to Rockpoint an aggregate of $400 million of preferred units of VRPLP (the “Preferred Units”) as further described in Note 14 – Redeemable Noncontrolling Interests – Rockpoint Transaction beginning on page 97 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Under the terms and conditions of the Third Amended and Restated Limited Partnership Agreement of VRPLP, dated as of June 28, 2019 (the “VRPLP Partnership Agreement”), VRT may purchase and redeem from Rockpoint the Preferred Units and certain other ownership interests in affiliates of Rockpoint that own the Preferred Units (collectively, the “Put/Call Interests”). On April 5, 2023, upon the completion of the Harborside Transaction, the Company delivered notice to Rockpoint that VRT was exercising its right to purchase and redeem the Put/Call Interests from Rockpoint.

Under the terms of the VRPLP Partnership Agreement, the completion of the purchase and sale of the Put/Call Interests by VRT from Rockpoint shall be completed on or before May 5, 2023, provided, however, that Rockpoint has until April 15, 2023 to exercise its right to defer the closing of the purchase and redemption of the sale of the Put/Call Interests for up to one year until April 5, 2024. If Rockpoint does not exercise its right to defer the closing, the Company estimates the redemption value of the Put/Call Interests to be approximately $480 million, subject to determination of a closing date for the transaction and completion of the final appraisal required by the VRPLP Partnership Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title

104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIS RESIDENTIAL, INC.

Dated: April 5, 2023	By:	/s/ Taryn Fielder
Taryn Fielder
Executive Vice President, General Counsel and Corporate Secretary

VERIS RESIDENTIAL, L.P.

	By:	Veris Residential, Inc.
its general partner

Dated: April 5, 2023		By:	/s/ Taryn Fielder
Taryn Fielder
Executive Vice President, General Counsel and Corporate Secretary